Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2025 with respect to the financial statements of Nexalin Technology, Inc. for the year ended December 31, 2024 included in the Annual Report on Form 10-K and Amendment No.1 to Form 10-K/A. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marlton, New Jersey
April 23, 2025